Exhibit 99.1

AudioEye to Report Profitable 2014 and Fourth Quarter Revenues of

$3.25 Million

Company Anticipates Becoming Operating Cash Flow Positive in First Quarter of 2015

TUCSON, Arizona — (January 12, 2015) - AudioEye®, Inc. (OTCQB: AEYE) (“AudioEye”) (“the Company”) today announced that the Company expects to report results for the fourth quarter and year ended December 31, 2014 on or before March 31, 2015. The preliminary highlights of AudioEye’s fourth quarter are reviewed below:

•                  Bookings for the third and fourth quarters of 2014 approximated $5.3 million and $4.7 million, respectively. Approximately $1.0 million, or 19% of total third quarter bookings represented cash contracts, and $2.46 million, or 52% of total fourth quarter bookings consisted of cash contracts, an increase of 146%.

•                  AudioEye recently closed on a private placement of equity consisting of 6,687,500 units, which generated gross proceeds to the Company of approximately $2.675 million.

•                  The Company expects to report at least $3.25 million in revenue for the three months ended December 31, 2014.  This compares with approximately $0.75 million in the prior-year quarter, representing a year-over-year increase of more than 332%.  Revenue for the twelve months ended 2014 and 2013 approximated $12 million and $1.56 million, respectively, representing a year-over-year increase of more than 665%.  Based on information currently available, the Company expects to be profitable for the year ended December 31, 2014.

•                  Over $4.7 million in aggregate contracts were booked during the fourth quarter of 2014.  As of December 31, 2014, the Company had unbilled contracts totaling over $1.8 million that will become recognized revenues in 2015.

•                  Monetary contracts executed as a result of the Company’s intellectual property licensing strategy increased more than 140%, from $1 million in the third quarter of 2014 to over $2.4 million in the fourth quarter of 2014.

•                  Recognized cash revenue for the three months ended December 31, 2014 totaled over $1 million, representing an increase of more than 81% relative to cash revenue of $0.56 million for the quarter ended September 30, 2014.

•                  The annualized bookings “run rate” for the most recent quarter exceeded $18 million.

•                  Anticipated operating receipts of cash payments of over $2 million at the beginning of the first quarter of 2015 should result in cash on hand in excess of $4 million, the strongest cash position to begin any year in the Company’s history.

•                  Projected and budgeted expenses for the first quarter of 2015 should be exceeded by cash inflows from operations. As a result, management believes that AudioEye will become operating cash flow positive during the quarter ending March 31, 2015.

•                  The Company submitted three new patent applications with the U.S.P.T.O., and management anticipates the issuance of several new patents in the U.S. and Internationally in 2015.

•                  The Company launched its Web A11y Platform, which provides a complete, multi-layered solution for organizations looking to comply with Section 508 best practices. The platform’s capabilities and feature list continue to expand at a rapid pace, with some of the latest additions including enhancements to the AudioEye accessibility help desk, referred to as “Ally”.  The Company has launched its Web A11y Management Platform with the Federal Communication Commission (FCC) at selected sites located at FCC.gov, successfully implemented the A11y Platform with a world-leading Customer Service Software provider, and executed a renewable annual Web A11y cash contract with one of the largest mortgage lending companies in the U.S.  The Web A11y platform is now in various stages of completion and integration with three of the world’s largest enterprise technology service providers, and the Company has identified opportunities and implemented sales initiatives for three U.S. State governments and developed three pilot programs for AudioEye’s Web A11y Management Platform for three states.  In addition, the Company has identified opportunities and is beginning to contract with numerous local and municipal governments for the procurement of its services.

•                  During the fourth quarter of 2014, the Company completed a pilot program to audio-enable websites for one of the largest telecommunications companies in the U.S. The pilot has been deemed by management of both AudioEye and its customer as successful.

•                  AudioEye has launched pilot programs with one of the largest professional sports organizations in the U.S. and with one of the largest hotel management companies in the world.  The Company has reached an agreement and will be launching an industry-leading faith-based website during the first quarter of 2015.  Also during the current quarter, AudioEye expects to launch its services with one of the largest healthcare information websites in the U.S., and over 500 Community Health Centers are expected to sign up for its services within the first half of 2015.

•                  Public schools from Kindergarten through High School (K-12), Junior Colleges and Universities remain a strong market for AudioEye, with over 50 school websites having been enabled by AudioEye entering the first quarter of 2015. Management believes that, by the end of 2015, adoption will include over 250 schools contracting for the use of the Web A11y Platform.

•                  During the fourth quarter of 2014, AudioEye forged a partnership with Bender Consulting Services, Inc., a firm that recruits and hires people with disabilities in the public and private sectors who are trained in information technology, engineering, finance/accounting and human resources in the U.S. and Canada. The partnership more than doubles the capacity of AudioEye’s consulting services and vastly increases its ability to engage Fortune 1000 companies and federal agencies regarding ADA Sections 508 and 503 compliance standards.

“We are very excited that we have access to more capital than at any time in our history and look forward to becoming operating cash flow positive in the first quarter of 2015, which is a triumph for our team,” stated Nathaniel Bradley, Chief Executive Officer of AudioEye, Inc. “We are also pleased to announce the completion of a $2.675 million private placement and express our gratitude to all of our shareholders, without which AudioEye’s opportunities would not be so robust and scalable.  The proceeds from the equity raise and our cash revenue from sales will be reinvested into supporting our team’s initiative of becoming the global leader in web accessibility.  We are focused intently on growth and leveraging our accomplishments in 2014 with even greater success in 2015.  As a team, we are looking forward to an exciting 2015, which marks the 25th anniversary of the Americans with Disabilities Act.”

About AudioEye, Inc.

Incorporated in Tucson, Arizona in 2005, AudioEye focuses on achieving Web access equality and usability for all people through technological expertise and innovation.

The AudioEye Web A11Y Management Platform provides publishers full control over the accessibility of their web assets and web environments, allowing the publisher to recognize, remediate, and report its real-time accessibility status.

AudioEye is the creator of the world’s first and only cloud-based cross-platform/cross-browser reader solution for accessible web browsing.  AudioEye’s flagship product presents site visitors with a screen-reader-like user experience and improves the “friendliness” of the web for all users, regardless of their unique abilities.

Whether an individual seeking improved access and usability or a publisher looking to ensure the highest level of accessibility compliance and reach across electronic information technologies, AudioEye is Your Web Accessibility Ally™.

AudioEye’s common stock trades on the OTCQB under the symbol “AEYE”. Please visit www.audioeye.com for more information.

The Company maintains offices in Tucson, New York, Atlanta and Washington, D.C.

Forward-Looking Statements

This release includes forward-looking statements contained within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding AudioEye’s expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions, are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond AudioEye’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in AudioEye’s Form 10-K and other report filings with the SEC. AudioEye is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

For further information, please contact:

Nathaniel Bradley
CEO
AudioEye, Inc.
(866) 331-5324

or

RJ Falkner & Company, Inc.
Investor Relations Counsel
(830) 693-4400
info@rjfalkner.com